EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kenneth L. Johnson, Principal Accounting Officer of St. Joseph, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, fairly presents, in all material respects, the financial condition and results of operations of St. Joseph, Inc.

Date: November 14, 2013	By:	/s/KENNETH L. JOHNSON
Kenneth L. Johnson
Principal Accounting Officer
St. Joseph, Inc.